INVESTORS TITLE COMPANY ANNOUNCES
FIRST QUARTER 2025 RESULTS

Contact: Elizabeth B. Lewter
May 8, 2025
Telephone: (919) 968-2200
Nasdaq Symbol: ITIC
FOR IMMEDIATE RELEASE:
Chapel Hill, NC – Investors Title Company (Nasdaq: ITIC) today announced results for the first quarter ended March 31, 2025. The Company reported net income of $3.2 million, or $1.67 per diluted share, compared to $4.5 million, or $2.40 per diluted share, for the prior year period.
Revenues increased 5.8% to $56.6 million, compared to $53.5 million in the prior year period. The increase in revenues was primarily due to a 15.3% increase in net premiums written, resulting from higher activity levels across our key markets. Revenues were negatively impacted by the change in net investment (losses) gains, primarily driven by declines in the estimated fair value of equity security investments compared to the same period last year, reflecting overall stock market trends.
Operating expenses increased 10.2% to $52.5 million, compared to $47.7 million in the prior year period. The increase in operating expenses was largely driven by higher agent commissions, reflecting growth in agent business, and was partially offset by a decrease in the provision for claims due to recognition of favorable development on known claims. Other categories of operating expenses, in total, were up only slightly from the prior year, due to the impact of cost reduction initiatives, partly offset by growth in expense categories which fluctuate with volume.
Income before income taxes decreased to $4.1 million for the current year quarter, versus $5.8 million in the prior year period. Excluding the impact of net investment (losses) gains, adjusted income before income taxes (non-GAAP) increased to $5.2 million for the current year quarter, versus $3.4 million in the prior year period (see Appendix A for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure).
Chairman J. Allen Fine commented, "We were pleased to see an increase in premiums written for the quarter, reflecting modest improvement in market conditions, as well as the results of ongoing efforts to expand our market presence in key markets. Expenses were up in total due to higher commissions resulting from an increase in volume, but fixed overhead costs were down from the prior year period due to the effects of ongoing cost-saving measures.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.
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Cautionary Statements Regarding Forward-Looking Statements
Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “plan,” expect,” “aim,” “believe,” “project,” “anticipate,” “intend,” “estimate,” “should,” “could,” “would,” and other expressions that indicate future events and trends. Such statements include, among others, any statements regarding the Company’s expected performance for this year, future home price fluctuations, changes in home purchase or refinance demand, activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, executing on expense management strategies, development in housing affordability, wages, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; changes in government regulations and policy, including as a result of the Trump administration such as policies related to tariffs and their impact on the macroeconomic environment; changes in the economy; the impact of inflation and responses by government regulators, including the Federal Reserve, such as changes in interest rates; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission, and in subsequent filings.

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Investors Title Company and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2025 and 2024
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Net premiums written	$46,345	$40,180
Escrow and other title-related fees	3,892	3,723
Non-title services	4,609	4,304
Interest and dividends	2,339	2,520
Other investment income	410	111
Net investment (losses) gains	(1,179)	2,422
Other	149	199
Total Revenues	56,565	53,459

Operating Expenses:
Commissions to agents	24,857	19,870
Provision for claims	323	910
Personnel expenses	18,334	18,582
Office and technology expenses	4,540	4,465
Other expenses	4,458	3,835
Total Operating Expenses	52,512	47,662

Income before Income Taxes	4,053	5,797

Provision for Income Taxes	882	1,272

Net Income	$3,171	$4,525

Basic Earnings per Common Share	$1.68	$2.40

Weighted Average Shares Outstanding – Basic	1,886	1,888

Diluted Earnings per Common Share	$1.67	$2.40

Weighted Average Shares Outstanding – Diluted	1,895	1,889

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2025 and December 31, 2024
(in thousands)
(unaudited)

	March 31, 2025	December 31, 2024
Assets

Cash and cash equivalents	$27,603	$24,654

Investments:
Fixed maturity securities, available-for-sale, at fair value	118,329	112,972
Equity securities, at fair value	34,589	39,893
Short-term investments	54,141	59,101
Other investments	20,123	20,578
Total investments	227,182	232,544

Premiums and fees receivable	15,691	16,054
Accrued interest and dividends	1,580	1,469
Prepaid expenses and other receivables	7,817	7,033
Property, net	28,311	27,935
Goodwill and other intangible assets, net	14,797	15,071
Lease assets	8,126	6,156
Other assets	2,674	2,655
Total Assets	$333,781	$333,571

Liabilities and Stockholders’ Equity

Liabilities:
Reserve for claims	$36,997	$37,060
Accounts payable and accrued liabilities	28,683	34,011
Lease liabilities	8,374	6,356
Current income taxes payable	2,374	276
Deferred income taxes, net	2,941	4,095
Total liabilities	79,369	81,798

Stockholders’ Equity:
Common stock – no par value (10,000 authorized shares; 1,886 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively, excluding in each period 292 shares of common stock held by the Company's subsidiary)	—	—
Retained earnings	253,827	251,418
Accumulated other comprehensive income	585	355
Total stockholders’ equity	254,412	251,773
Total Liabilities and Stockholders’ Equity	$333,781	$333,571

Investors Title Company and Subsidiaries
Direct and Agency Net Premiums Written
For the Three Months Ended March 31, 2025 and 2024
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	%	2024	%
Direct	$13,534	29.2	$13,321	33.2

Agency	32,811	70.8	26,859	66.8

Total	$46,345	100.0	$40,180	100.0

Investors Title Company and Subsidiaries
Appendix A
Non-GAAP Measures Reconciliation
For the Three Months Ended March 31, 2025 and 2024
(in thousands)
(unaudited)

Management uses various financial and operational measurements, including financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), to analyze Company performance. This includes adjusting revenues to remove the impact of net investment gains and losses, which are recognized in net income under GAAP. Net investment gains and losses include realized gains and losses on sales of investment securities and changes in the estimated fair value of equity security investments. Management believes that these measures are useful to evaluate the Company's internal operational performance from period to period because they eliminate the effects of external market fluctuations. The Company also believes users of the financial results would benefit from having access to such information, and that certain of the Company’s peers make available similar information. This information should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies.

The following tables reconcile non-GAAP financial measurements used by Company management to the comparable measurements using GAAP:

	Three Months Ended March 31,
	2025	2024

Revenues
Total revenues (GAAP)	$56,565	$53,459
Add (Subtract): Net investment losses (gains)	1,179	(2,422)
Adjusted revenues (non-GAAP)	$57,744	$51,037

Income before Income Taxes
Income before income taxes (GAAP)	$4,053	$5,797
Add (Subtract): Net investment losses (gains)	1,179	(2,422)
Adjusted income before income taxes (non-GAAP)	$5,232	$3,375